United States
                       Securities And Exchange Commission

                             Washington, D.C. 20549

                               ------------------

                                   Form 8-K/A

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

                          Date of Report: May 21, 2004

                           Golden Hand Resources, Inc.
             (Exact name of registrant as specified in its charter)

          Washington                     333-61610                91206105
(State or other jurisdiction of      (Commission file        (I.R.S. Employer
incorporation or organization)            number)           Identification No.)

                              36 Derech Bait Lechem
                                Jerusalem, Israel
                                 011-972-6737445
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                        Suite 679, 185 - 911 Yates Street
                   Victoria, British Columbia V8V 4Y9, CANADA
                                 (250) 519-0553
                         (Former Address, if applicable)

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ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

On May 21, 2004, our President, Michael Frankenberger (the "Seller") closed on a share purchase agreement (the "Share Purchase Agreement") with certain buyers ("Buyers") pursuant to which the Buyers, in a private transaction, purchased an aggregate of 6,880,000 shares of our currently outstanding restricted shares of common stock ("Common Stock") of Golden Hand Resources, Inc. (the "Company") for an aggregate purchase price paid to the individual Seller of $160,750.

In connection with the consummation of the transaction, Michael Frankenberger resigned as President of the Company and appointed Irit Arbel as the new President and a director of the Company. Mr. Frankenberger will remain on the Company's Board of Directors. Since June 2003, Ms. Arbel has served as the President and CEO of Pluristem, Inc., a stem cell research company traded on the OTCBB. From February 1998 through December 2002, Ms. Arbel served as a sales manager for Merck, Sharp & Dohme in Israel. Ms. Arbel received a Bachelor's Degree in Biology from Hebrew University in 1983 and a Masters and PHD in Medical Sciences from Technion University in 1988. She is a member of the Neurological Association and American Society of Hematology.

As a result of these transactions, each of the following individuals may be deemed to beneficially own, as a group, an aggregate of 67.2% of the Company's outstanding shares: Irit Arbel; Rachel Even; Inon Barnea; Ilana Nehorai; Elazar Nehorai; Osnat Reuvani; Iris Nehorai; Yoram Drucker; Gil Masty; Jonathan Berlin; Elan Drucker; and Erez Shwartz.

In connection with the above stated transaction, as part of the Share Purchase Agreement, the Company has entered into an amended license agreement with Reach Technologies, Inc. Whereas the Company had licensed the right to market digital data recorders from Reach technologies, Inc., the parties agree that, in exchange for a payment of $4,232.74 and the foregiveness of the remaining promissory notes of $16,741.65 and all of the remaining accrued interest of approximately $3,653.43 owed by the Company to Reach Technologies, Inc., the Company agrees to convert the license agreement to a worldwide non-exclusive license.

Furthermore, the Company has entered into a letter of intent with Ramot at Tel Aviv University Ltd., a company organized under the Laws of the State of Israel which is the technology transfer company of Tel Aviv University. The Company has entered into such Letter of Intent to license certain stem cell technology developed by Professor Eldad Melamed, Dr. Danny Offen and Yossef Levy at the Felsenstein Medical Research Center of Tel Aviv University. Terms of the license agreement have not been finalized and the transaction is subject to customary closing conditions, including but not limited to consents and board approvals.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

10.1 Form of Stock Purchase Agreement form between Buyers and Michael Frankenberger filed as an exhibit to our Form 8K filed with the Commission on May 24, 2004.

10.2 Letter of Intent with Ramot filed as an exhibit to our Form 8K filed with the Commission on May 24, 2004.


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Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            Golden Hand Resources, Inc.

            Date: June 5, 2004

            /s/  Irit Arbel
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            President and Director